UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB APPROVAL OMB Number: 3235-0060 Expires: March 31,2008 Estimated average burden hours per response.......28.0

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                    August 1, 2006

                eSpeed, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    110 East 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code                     (212) 610-2200

                                        N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 1, 2006 the Board of Directors of eSpeed, Inc. (the ‘‘Registrant’’) approved an amended compensation plan for non-employee directors of the Registrant. The schedule of annual compensation for such non-employee directors, effective as of the annual meeting of stockholders occurring in 2006, is set forth in the following table:

Annual stipend	$25,000
Meeting fees	$2,000 for Board of Directors meetings; $1,000 for other Committee meetings, not to exceed a total of $3,000 per day
One-time grant of stock options or Restricted Stock Units to newly-elected Directors	Each Director first elected on or after the 2006 annual meeting of stockholders shall be granted , at the option of each Director, either (i) restricted stock units relating to such number of shares as equals $70,000 divided by the closing price of a share on the trading date immediately preceding the appointment or initial election of a Director (rounded down to the whole share) or (ii) options having an equivalent value, based on a Black-Scholes formula, of $70,000 on the closing price of a share on the trading date immediately preceding the appointment or election of a Director (rounded down to the whole share)
Annual grant of stock options or Restricted Stock Units to continuing Directors	On each annual meeting of stockholders occurring in and after 2006, each individual who is a Director after the close of such meeting, other than a Director receiving a one-time newly-elected grant, shall be granted, at the option of such Director, either (i) restricted stock units relating to such number of shares as equals $35,000 divided by the closing price of a share on the trading date immediately preceding the date of such meeting (rounded down to the whole share) or (ii) options having an equivalent value, based on a Black-Scholes formula, of $35,000 on the closing price of a share on the trading date immediately preceding the date of such meeting (rounded down to the whole share)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

eSpeed, Inc.
Date: August 4, 2006	By:	/s/ Howard W. Lutnick
Howard W. Lutnick Chairman and Chief Executive Officer